SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 4, 2008

Stillwater Mining Company
 (Exact name of registrant as specified in its charter)

Delaware	1-13053	81-0480654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Discovery Drive, Billings, Montana	59102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(406) 373-8700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Struble Employment Agreement

On February 4, 2008, Stillwater Mining Company (the “Company”) executed an employment agreement with Greg R. Struble.  Pursuant to the terms of the agreement, Mr. Struble will serve as the Company’s Executive Vice President and Chief Operating Officer.

The agreement provides for an initial two-year employment term beginning February 4, 2008 and ending on February 3, 2010.  In addition, the agreement provides that the initial employment term will automatically be extended for successive one year periods (if not otherwise terminated as provided in the agreement), unless either party notifies the other no later than three months prior to the scheduled termination of either the initial employment term or renewal term, as the case may be.

Under the terms of the agreement, Mr. Struble is entitled to an annual base salary of $325,000.  Mr. Struble is eligible to earn an annual target bonus equal to sixty percent of his base salary (with a maximum bonus equal to 120 percent of base salary), based upon satisfaction of criteria determined by the Company’s Board of Directors or its Compensation Committee.  For 2008, the target bonus amount will be $178,750, which is a pro rata portion of the target bonus for such period based on the effective date of the agreement.

In addition, the agreement provides for the payment of a $100,000 signing bonus to Mr. Struble.  Mr. Struble is also entitled to receive a grant of $225,000 of the Company’s common stock in the form of restricted stock units, at the aggregate fair market value of the Company’s common stock on the date of grant, pursuant to the terms of both the Company’s 2004 Equity Incentive Plan and a restricted stock unit agreement (described below).  Finally, Mr. Struble will be eligible to participate in the Company’s long term incentive plan (pursuant to which the Company can make discretionary restricted stock unit grants to its executives).

In the event that Mr. Struble’s employment with the Company is terminated by the Company without cause or by Mr. Struble for good reason (as such terms are defined in the agreement), in either case at any time other than within two years following a change in control of the Company, subject to Mr. Struble’s execution of a severance agreement and release of claims, Mr. Struble will be entitled to a pro rata portion of his annual target bonus for the year in which such termination occurs, continued payment of his base salary for a period of twelve months and continued medical, health and life insurance coverage for a period of twelve months.

In the event that Mr. Struble’s employment with the Company is terminated by the Company without cause or by Mr. Struble for good reason, in either case within two years following a change in control of the Company, subject to Mr. Struble’s execution of a severance agreement and release of claims, Mr. Struble will be entitled to a pro rata portion of his annual target bonus for the year in which such termination occurs, a lump sum payment equal to two times the sum of his base salary plus the greater of (x) his target bonus or (y) the bonus paid to Mr. Struble for the most recent calendar year, less applicable withholdings and deductions, and continued medical, health and life insurance coverage for a period of twenty-four months.

The agreement provides for an excise tax gross-up for any excess parachute payments under Section 280G of the Internal Revenue Code.

The terms of the agreement provide that Mr. Struble is subject to non-competition and non-solicitation restrictions until the later of (x) one year following any termination of employment and (y) the end of the period during which Mr. Struble is receiving severance payment and/or benefits following a termination by the Company without cause or by Mr. Struble for good reason.

The full text of Mr. Struble’s employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Struble Restricted Stock Unit Agreement

On February 4, 2008, the Company granted Mr. Struble 16,741 restricted stock units pursuant to the terms of a restricted stock unit agreement and the Company’s 2004 Equity Incentive Plan.  This grant of restricted stock units was in satisfaction of the Company’s obligation pursuant to Mr. Struble’s employment agreement (described above) to grant Mr. Struble $225,000 of the Company’s common stock in the form of restricted stock units.

Subject to the provisions of the restricted stock unit agreement, the restricted stock units will vest one hundred percent on the third anniversary of the grant date; provided, however, that upon the occurrence of a change in control of the Company, all restricted stock units will be considered vested and settled in accordance with the terms and conditions of the restricted stock unit agreement.  In the event Mr. Struble’s employment with the Company is terminated upon death or disability, by the Company without cause or by Mr. Struble for good reason, all unvested restricted stock units will vest.  Unless otherwise determined by the Company’s Board of Directors, upon Mr. Struble’s termination of employment for any other reason, all unvested restricted stock units will be immediately forfeited.

Unless otherwise deferred in accordance with a duly executed deferral form, or delayed for purposes of complying with Section 409A of the Internal Revenue Code, shares of Company stock corresponding to the number of restricted stock units will be delivered to Mr. Struble by the Company on the vesting date, provided that any fractional shares (if any) may be settled by the Company in cash.  In the event that the Company declares a dividend on the Company’s common stock while Mr. Struble holds restricted stock units, the Company will pay to Mr. Struble in respect of each restricted stock unit an amount in cash, stock or other property (or in combination), in each case having a value equal to the fair market value of such dividend on the dividend payment date; unless otherwise determined by the Company’s Board of Directors, such payment will be in cash.

The full text of Mr. Struble’s restricted stock unit agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10.1	Employment Agreement by and between Stillwater Mining Company and Greg R. Struble, dated February 4, 2008.

10.2	Restricted Stock Unit Agreement by and between Stillwater Mining Company and Greg R. Struble, dated February 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

Dated: February 8, 2008	By:	/s/ John Stark
	Name:	John Stark
	Title:	Vice President

EXHIBIT INDEX

Number	Title

10.1	Employment Agreement by and between Stillwater Mining Company and Greg R. Struble, dated February 4, 2008.

10.2	Restricted Stock Unit Agreement by and between Stillwater Mining Company and Greg R. Struble, dated February 4, 2008.